PRDO ANNOUNCES 1Q20 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION ANNOUNCES FIRST QUARTER 2020 RESULTS

Revenue increased 8.3% supported by total student enrollment growth across both universities

Schaumburg, Ill. (May 7, 2020) – Perdoceo Education Corporation (NASDAQ: PRDO) today reported operating and financial results for the quarter ended March 31, 2020.

COVID-19 Update

The health and well-being of our students, employees and communities are our top priority. Supported by our scalable and innovative technology infrastructure we have transitioned campus-based students to our online learning platforms. As a result, all of our students are now taking classes online with no major disruption to the level of service they are used to experiencing from our institutions, faculty and staff. Additionally, substantially all of our employees are now working remotely. There has been no material impact to our operating results from the COVID-19 pandemic thus far, but we continue to closely monitor future developments and will strive to optimize our resources to best serve our students.

First Quarter 2020 Results as Compared to Prior Year Quarter

Financial Results

•	Revenue increased by 8.3 percent to $171.0 million with both universities contributing to this growth
•	Operating income increased 24.5 percent to $37.3 million
•	Adjusted operating income increased 23.7 percent to $40.8 million*
•	Earnings per diluted share of $0.41 as compared to earnings per diluted share of $0.35
•	Adjusted earnings per diluted share of $0.42 as compared to $0.36*
•	Ended the quarter with $285.6 million in cash, cash equivalents, restricted cash and available-for-sale short-term investments

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release

Enrollment Metrics

•	CTU’s total student enrollments increased 4.8 percent, supported by new student enrollment growth of 16.8 percent
•

AIU’s total student enrollments increased 26.0 percent, as a result of the acquisition of the assets of Trident University International (the “Trident acquisition”). New student enrollments, however, decreased by 14.2 percent, negatively impacted by the academic calendar. Excluding the impact of the Trident acquisition, AIU’s new student enrollments would have decreased 22.9 percent as a result of approximately 31 percent less enrollment days for the quarter.

“The COVID-19 pandemic is posing unique challenges to our society, and our highest priority is the well-being of our students, employees and communities. We have leveraged our technology and processes to move our students and employees to a remote environment, while delivering on our commitments and responsibilities to serve our students,” said Todd Nelson, President and Chief Executive Officer. “Although the pandemic has not had a material impact on our operating results to date, we are closely monitoring the situation and remain focused on executing against our strategy of sustainable and responsible growth.”

Nelson further added, “We entered 2020 with positive momentum and experienced student enrollment growth at both universities, which resulted in first quarter results coming in ahead of our expectations. Our balance sheet continues to strengthen, and we are strategically investing in initiatives that further enhance our student’s experiences, retention and academic outcomes.”

PRDO ANNOUNCES 1Q20 RESULTS …PG 2

REVENUE

•	For the quarter ended March 31, 2020, total revenue of $171.0 million increased 8.3 percent compared to total revenue of $157.9 million for the prior year quarter.
•	Both universities contributed to the revenue growth that has been supported by positive underlying student enrollment trends.

	For the Quarter Ended March 31,
Revenue ($ in thousands)	2020	2019	% Change
CTU	$103,588	$97,057	6.7%
AIU (1)	67,396	60,779	10.9%
Total University Group	170,984	157,836	8.3%
Corporate and Other	10	17	NM
Total	$170,994	$157,853	8.3%

(1)	AIU’s first quarter 2020 revenue includes revenue associated with the Trident acquisition commencing on the March 2, 2020 date of acquisition.

PRDO ANNOUNCES 1Q20 RESULTS …PG 3

TOTAL AND NEW STUDENT ENROLLMENTS

•

As of March 31, 2020, CTU’s and AIU’s total student enrollments increased 4.8 percent and 26.0 percent, respectively, as compared to the prior year. AIU’s total student enrollments were positively impacted by the Trident acquisition.

•

For the quarter ended March 31, 2020, new student enrollments increased 16.8 percent within CTU and decreased 14.2 percent within AIU, in each case as compared to the prior year quarter. AIU’s quarterly new student enrollments were negatively impacted by the academic calendar which resulted in 31 percent less enrollment days for the quarter. Enrollment days attributable to any given period are the available days in the period during which a prospective student may apply to start school during that period.

	As of March 31,
Total Student Enrollments	2020	2019	% Change
CTU	24,200	23,100	4.8%
AIU (1)	16,000	12,700	26.0%
Total	40,200	35,800	12.3%

	For the Quarter Ended March 31,
New Student Enrollments	2020	2019	% Change
CTU	7,020	6,010	16.8%
AIU (1)	4,610	5,370	-14.2%
Total	11,630	11,380	2.2%
(1)

AIU’s new and total student enrollments for the first quarter of 2020 include enrollments related to the Trident acquisition commencing on the March 2, 2020 date of acquisition and as of March 31, 2020.

PRDO ANNOUNCES 1Q20 RESULTS …PG 4

OPERATING INCOME (LOSS)

•	For the quarter ended March 31, 2020, operating income of $37.3 million increased 24.5 percent compared to $30.0 million for the prior year quarter.

	For the Quarter Ended March 31,
Operating Income ($ in thousands)	2020	2019	% Change
CTU	$34,619	$29,691	16.6%
AIU (1)	9,376	8,312	12.8%
Total University Group	43,995	38,003	15.8%
Corporate and Other (2)	(6,692)	(8,032)	16.7%
Total	$37,303	$29,971	24.5%
(1)	AIU’s first quarter of 2020 operating income includes results associated with the Trident acquisition commencing on the March 2, 2020 date of acquisition.
(2)	The following is a summary of the operating losses related to closed campuses which are included within Corporate and Other for the quarters ended March 31, 2020 and 2019, respectively.

	For the Quarter Ended March 31,
Operating Loss ($ in thousands)	2020	2019	% Change
Closed Campuses	$(1,012)	$(2,812)	64.0%

PRDO ANNOUNCES 1Q20 RESULTS …PG 5

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•	For the quarter ended March 31, 2020, adjusted operating income of $40.8 million increased 23.7 percent compared to adjusted operating income of $33.0 million for the prior year quarter.

	For the Quarter Ended March 31,
Adjusted Operating Income ($ in thousands)	2020	2019
Total Company:
Operating income	$37,303	$29,971
Depreciation and amortization	2,639	2,233
Asset impairment (1)	612	-
Lease expenses for vacated space (2)	217	766
Adjusted Operating Income -- Total Company	$40,771	$32,970

Increase (Decrease)	23.7%

(1)	Asset impairment relates to a right of use asset for one of our vacated facilities for which the sublease income was deemed no longer recoverable.
(2)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income for our closed campuses.

PRDO ANNOUNCES 1Q20 RESULTS …PG 6

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended March 31, 2020, the Company recorded:

•	Net income of $29.1 million compared to net income of $24.8 million for the prior year quarter.
•	Earnings per diluted share of $0.41 compared to earnings per diluted share of $0.35 for the prior year quarter.
•

Adjusted earnings per diluted share of $0.42 compared to adjusted earnings per diluted share of $0.36 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended March 31,
	2020	2019

Reported Earnings Per Diluted Share	$0.41	$0.35

Pre-tax adjustments included in operating expenses:
Asset impairment (1)	0.01	-
Lease expenses for vacated space (2)	-	0.01
Total pre-tax adjustments	$0.01	$0.01
Tax effect of adjustments (3)	-	-
Total adjustments after tax	0.01	0.01
Adjusted Earnings Per Diluted Share	$0.42	$0.36

(1)	Asset impairment relates to a right of use asset for one of our vacated facilities for which the sublease income was deemed no longer recoverable.
(2)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income for closed campuses.
(3)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.

BALANCE SHEET AND CASH FLOW

•	For the quarter ended March 31, 2020, net cash provided by operating activities was $48.8 million compared to $12.9 million for the prior year quarter.
•	As of March 31, 2020 and December 31, 2019, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $285.6 million and $294.2 million, respectively.
•

During the quarter ended March 31, 2020, the Company paid $38.1 million in cash in connection with the Trident acquisition. The Company expects to pay an additional estimated amount of $6.0 million, related to the final post-closing purchase price and working capital adjustments, upon finalization of the closing balance sheet.

	For the Quarter Ended March 31,
Selected Cash Flow Items ($ in thousands)	2020	2019	% Change
Net cash provided by operating activities	$48,768	$12,945	276.7%
Capital expenditures	$1,015	$479	111.9%

PRDO ANNOUNCES 1Q20 RESULTS …PG 7

OUTLOOK

The Company is providing the following outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

The outlook now incorporates the Trident acquisition, including known acquisition and restructuring costs, as well as known costs associated with COVID-19, such as transitioning our students and employees to a remote environment. The outlook continues to reflect the Company’s expectation of growth in new and total student enrollments at both universities for the full year of 2020.

Further, for the second quarter of 2020, the Company expects growth in CTU’s new student enrollments as compared to the prior year quarter. AIU’s second quarter new student enrollments are expected to show significant growth due to 50 percent more enrollment days in the second quarter of 2020 as compared to the prior year quarter, as well as the Trident acquisition. This increase is expected to more than offset the decline in new student enrollments from the first quarter of 2020 such that on a combined basis AIU is expected to show growth for the first half of 2020, even after excluding the positive impact from the Trident acquisition. The Company expects AIU’s enrollment days for the third and fourth quarters of 2020 to be relatively comparable to the respective prior year periods.

	Total Company Outlook
	For Quarter Ending June 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2020	2019	2020	2019
Operating Income	$33M - $35M	$0.2M	$135M - $139M	$86.5M
Adjusted Operating Income	$38M - $40M	$32.8M	$151M - $155M	$134.3M

Earnings Per Diluted Share	$0.35 - $0.37	($0.01)	$1.44 - $1.48	$0.97
Adjusted Earnings Per Diluted Share	$0.36 - $0.38	$0.34	$1.49 - $1.53	$1.37

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items such as lease expenses for vacated space offset with any sublease income as well as depreciation, amortization, asset impairment charges, significant restructuring charges and significant legal settlements. The operating income, adjusted operating income, earnings per share, adjusted earnings per share and enrollment outlook provided above for 2020 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs remains consistent with recent experience, (ii) initiatives and investments in student-serving operations continue to positively impact enrollment trends, (iii) no material changes in the current legal or regulatory environment, and excludes legal and regulatory liabilities and other related impacts which are not probable and estimable at this time, and any impact of new or proposed regulations, including the “borrower defense to repayment” regulations, (iv) no significant operating impacts from the settlements with the U.S. Federal Trade Commission and state attorneys general or other legal or regulatory matters, including the March 2020 letter from the U.S. Department of Veterans Affairs (the “VA”) regarding the potential disapproval, for purposes of educational assistance programs administered by the VA, of the enrollment of individuals at the Company’s institutions if the Company fails to remedy the deficiency identified in the letter, (v) no significant operating or financial impacts from the COVID-19 pandemic beyond the known costs which have been incorporated in the outlook, (vi) earnings per diluted share outlook assumes an effective income tax rate of approximately 26% for the second quarter and the full year, and (vii) any future impact from the Company’s stock repurchase program is excluded. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions we make in the future as we continue to evaluate diverse strategies to enhance shareholder value may impact the outlook provided above.

PRDO ANNOUNCES 1Q20 RESULTS …PG 8

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Thursday, May 7, 2020 at 5:30 p.m. Eastern time to discuss its first quarter 2020 results and 2020 outlook. Interested parties can access the live webcast of the conference at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-844-378-6484 (domestic) or 1-412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. The Company’s two regionally accredited universities – Colorado Technical University (“CTU”) and American InterContinental University (“AIU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Both universities offer students industry relevant and career-focused degree programs that are designed to meet the educational needs of today’s busy adults. CTU and AIU continue to show innovation in higher education, advancing new personalized learning technologies like their intellipath® learning platform and using data analytics and technology to support students and enhance learning. Perdoceo is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce.

A listing of university locations and web links to Perdoceo institutions can be found at www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “look forward to,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions (in particular as these risks and uncertainties may be exacerbated leading up to and following the 2020 U.S. presidential election); the operating impact of the settlements with the U.S. Federal Trade Commission and state attorneys general; the success of our initiatives to improve student experiences, retention and academic outcomes; the ability of our student admissions and advising functions to achieve anticipated operating performance; our continued eligibility to participate in educational assistance programs for veterans or other military personnel; the impact of the global COVID-19 pandemic; difficulties with integrating the assets of Trident University International into AIU’s operations; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and its subsequent filings with the Securities and Exchange Commission.

###

PRDO ANNOUNCES 1Q20 RESULTS …PG 9

CONTACT

Investors:

Alpha IR Group

Brooks Hamilton or Chris Hodges

(312) 445-2870

PRDO@alpha-ir.com

Or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2020	2019
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$37,932	$108,687
Restricted cash	4,000	-
Short-term investments	243,651	185,488
Total cash and cash equivalents, restricted cash and short-term investments	285,583	294,175

Student receivables, net	32,573	55,018
Receivables, other	1,576	1,381
Prepaid expenses	10,389	7,299
Inventories	553	576
Other current assets	1,619	1,936
Total current assets	332,293	360,385

NON-CURRENT ASSETS:
Property and equipment, net	28,349	26,006
Right of use asset, net	51,088	50,366
Goodwill	118,777	87,356
Intangible assets, net	18,300	7,900
Student receivables, net	1,142	1,244
Deferred income tax assets, net	50,701	60,169
Other assets	5,876	5,720
TOTAL ASSETS	$606,526	$599,146

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$12,419	$11,784
Accounts payable	9,624	11,533
Accrued expenses:
Payroll and related benefits	12,532	27,616
Advertising and marketing costs	11,478	10,479
Income taxes	1,489	1,376
Other	15,745	16,378
Deferred revenue	29,002	24,647
Total current liabilities	92,289	103,813

NON-CURRENT LIABILITIES:
Lease liability - operating	51,699	52,391
Other liabilities	17,395	11,647
Total non-current liabilities	69,094	64,038

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	862	860
Additional paid-in capital	642,958	639,335
Accumulated other comprehensive (loss) income	(543)	344
Retained earnings	47,177	18,071
Treasury stock	(245,311)	(227,315)
Total stockholders' equity	445,143	431,295
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$606,526	$599,146

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND

COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended March 31,
	2020	% of Total Revenue	2019	% of Total Revenue
REVENUE:
Tuition and fees	$170,394	99.6%	$157,228	99.6%
Other	600	0.4%	625	0.4%
Total revenue	170,994		157,853
OPERATING EXPENSES:
Educational services and facilities	26,911	15.7%	26,327	16.7%
General and administrative	103,529	60.5%	99,322	62.9%
Depreciation and amortization	2,639	1.5%	2,233	1.4%
Asset impairment	612	0.4%	-	0.0%
Total operating expenses	133,691	78.2%	127,882	81.0%
Operating income	37,303	21.8%	29,971	19.0%
OTHER INCOME:
Interest income	1,487	0.9%	1,440	0.9%
Interest expense	(41)	0.0%	(42)	0.0%
Miscellaneous (expense) income	(13)	0.0%	226	0.1%
Total other income	1,433	0.8%	1,624	1.0%
PRETAX INCOME	38,736	22.7%	31,595	20.0%
Provision for income taxes	9,604	5.6%	6,407	4.1%

INCOME FROM CONTINUING OPERATIONS	29,132	17.0%	25,188	16.0%
Loss from discontinued operations, net of tax	(26)	0.0%	(397)	-0.3%
NET INCOME	29,106	17.0%	24,791	15.7%

OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	(48)		(52)
Unrealized (loss) gain on investments	(839)		399
Total other comprehensive (loss) income	(887)		347
COMPREHENSIVE INCOME	$28,219		$25,138

NET INCOME (LOSS) PER SHARE - BASIC:
Income from continuing operations	$0.42		$0.36
Loss from discontinued operations	-		(0.01)
Net income per share	$0.42		$0.35

NET INCOME (LOSS) PER SHARE -DILUTED:
Income from continuing operations	$0.41		$0.35
Loss from discontinued operations	-		-
Net income per share	$0.41		$0.35
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	69,839		69,837
Diluted	71,714		71,492

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Quarter Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$29,106	$24,791
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment	612	-
Depreciation and amortization expense	2,639	2,233
Bad debt expense	12,862	11,709
Compensation expense related to share-based awards	3,212	1,369
Deferred income taxes	9,468	6,778
Changes in operating assets and liabilities	(9,131)	(33,935)
Net cash provided by operating activities	48,768	12,945

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(111,753)	(138,700)
Sales of available-for-sale investments	52,893	135,062
Purchases of property and equipment	(1,015)	(479)
Business acquisition	(38,065)	-
Net cash used in investing activities	(97,940)	(4,117)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	413	109
Purchase of treasury stock	(17,309)	-
Payments of employee tax associated with stock compensation	(687)	(2,532)
Net cash used in financing activities	(17,583)	(2,423)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(66,755)	6,405
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	108,687	32,731
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$41,932	$39,136

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended March 31,
	2020	2019
REVENUE:
CTU	$103,588	$97,057
AIU (1)	67,396	60,779
Total University Group	170,984	157,836
Corporate and Other (2)	10	17
Total	$170,994	$157,853

OPERATING INCOME (LOSS):
CTU	$34,619	$29,691
AIU (1)	9,376	8,312
Total University Group	43,995	38,003
Corporate and Other (2)	(6,692)	(8,032)
Total	$37,303	$29,971

OPERATING MARGIN (LOSS):
CTU	33.4%	30.6%
AIU (1)	13.9%	13.7%
Total University Group	25.7%	24.1%
Corporate and Other (2)	NM	NM
Total	21.8%	19.0%

(1)	AIU’s first quarter 2020 revenue and operating income include results associated with the Trident acquisition commencing on the March 2, 2020 date of acquisition.
(2)

Corporate and Other includes results of operations for closed campuses. Operating losses related to closed campuses were $1.0 million and $2.8 million for the quarters ended March 31, 2020 and 2019, respectively.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended March 31,
	ACTUAL
Adjusted Operating Income	2020	2019
Total Company
Operating income	$37,303	$29,971
Depreciation and amortization (2)	2,639	2,233
Asset impairment (3)	612	-
Lease expenses for vacated space (4)	217	766
Adjusted Operating Income -- Total Company	$40,771	$32,970

	For the Quarter Ending June 30,
	OUTLOOK	ACTUAL
	2020	2019
Total Company
Operating income	$33.0M - $35.0M	$184
Depreciation and amortization (2)	4.8M	2,235
Lease expenses for vacated space (4)	0.2M	392
Significant legal settlements (5)	-	30,000
Adjusted Operating Income -- Total Company	$38.0M - $40.0M	$32,811

	For the Year Ending December 31,
	OUTLOOK	ACTUAL
	2020	2019
Total Company
Operating income	$135.0M - $139.0M	$86,462
Depreciation and amortization (2)	14.5M	9,145
Asset impairment (3)	0.6M	-
Lease expenses for vacated space (4)	0.9M	1,630
Significant legal settlements (5)	-	37,100
Adjusted Operating Income -- Total Company	$151.0M - $155.0M	$134,337

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended March 31,
	2020	2019

Reported Earnings Per Diluted Share	$0.41	$0.35

Pre-tax adjustments included in operating expenses:
Asset impairment (3)	0.01	-
Lease expenses for vacated space (4)	-	0.01
Total pre-tax adjustments	$0.01	$0.01
Tax effect of adjustments (6)	-	-
Total adjustments after tax	0.01	0.01
Adjusted Earnings Per Diluted Share	$0.42	$0.36

	For the Quarter Ending June 30,
	OUTLOOK	ACTUAL
	2020	2019
Reported Earnings Per Diluted Share	$0.35 - $0.37	$(0.01)

Pre-tax adjustments included in operating expenses:
Amortization (2)	0.01	-
Lease expenses for vacated space (4)	-	0.01
Significant legal settlements (5)	-	0.41
Total pre-tax adjustments	$0.01	$0.42
Tax effect of adjustments (6)	-	(0.02)
Tax effect of change in settlement deductibility (7)	-	(0.05)
Total adjustments after tax	0.01	0.35
Adjusted Earnings Per Diluted Share	$0.36 - $0.38	$0.34

	For the Year Ending December 31,
	OUTLOOK	ACTUAL
	2020	2019
Reported Earnings Per Diluted Share	$1.44 - $1.48	$0.97

Pre-tax adjustments included in operating expenses:
Amortization (2)	0.04	-
Asset impairment (3)	0.01	-
Lease expenses for vacated space (4)	0.01	0.02
Significant legal settlements (5)	-	0.51
Total pre-tax adjustments	$0.06	$0.53
Tax effect of adjustments (6)	(0.01)	(0.13)
Total adjustments after tax	0.05	0.40
Adjusted Earnings Per Diluted Share	$1.49 - $1.53	$1.37

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as restructuring charges and significant legal settlements. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business.  Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)	Amortization amounts relate to definite-lived intangible assets associated with the Trident acquisition.

(3)	Asset impairment relates to a right of use asset for one of our vacated facilities for which the sublease income was deemed no longer recoverable.

(4)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income for closed campuses.

(5)	Significant legal settlements relate to the FTC and Oregon arbitrations matters recorded during 2019.

(6)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.

(7)

A legal settlement of $30.0 million related to the FTC matter was an adjustment from operating income during the second quarter of 2019 to calculate adjusted operating income. However, only $6.7 million of this adjustment met the criteria for tax deductibility during the second quarter. During the fourth quarter of 2019, an additional $23.0 million related to the FTC settlement met the criteria to be deductible for tax purposes. This amount was previously considered a non-deductible permanent item for tax purposes through September 30, 2019. As a result, the tax benefit of the change in deductibility for the $23.0 million reflected during the fourth quarter of 2019 has been adjusted to fully reflect the proportional impact of the tax non-deductibility on the second and third quarters of 2019. The impact of the non-deductibility was not proportionally reflected in the originally reported adjusted earnings per diluted share for the second and third quarters of 2019 which would have decreased by $0.05 and increased by $0.02, respectively. The second quarter of 2019 now reflects this adjustment. For the full year 2019, approximately $29.7 million was considered deductible for tax purposes. The quarterly reversals and adjustments of the proportional impacts of the non-deductibility had no effect for the full year 2019.